Exhibit 99.1

Cycurion Lands Largest Contract in Company History: $54.6 Million 10-Year Award with Top-5 Global Consulting Firm
July 30, 2026
MCLEAN, Va., July 30, 2026 (GLOBE NEWSWIRE) -- Cycurion, Inc. (Nasdaq: CYCU) (“Cycurion” or the “Company”), a trusted leader in IT cybersecurity and AI-driven solutions, today announced a major 10-year contract award secured through a partnership with a top-5 global consulting firm — one of the most significant contracts in the Company’s history. The agreement supports the modernization and secure operation of a major Health and Human Services System for a state government agency.
The contract carries a total value of approximately $54.6 million, with expected annual revenue exceeding $5 million. Work is scheduled to commence in November 2026.
The award reinforces Cycurion's strategy of focusing its revenue mix on higher-margin, long-term government engagements, and adds a decade-long, recurring-revenue anchor to the Company's public sector portfolio. Beyond its direct value, the engagement establishes a foundation for Cycurion to pursue additional opportunities — both within the state's broader health and human services modernization efforts and through its expanding relationship with its consulting partner.
"This contract will play a major role in Cycurion’s progression and expansion and reflects confidence in our ability to deliver secure, mission-critical solutions at scale," said L. Kevin Kelly, Chairman and CEO of Cycurion. "It strengthens our position in the SLED sector, builds on the financial inflection points we've reported this year, and extends our track record of translating strategic partnerships into durable, high-margin revenue. Just as importantly, this engagement opens the door to further opportunities with this agency and this partner as we continue to grow our public sector footprint. We're proud to support essential health and human services infrastructure relied upon by millions of residents, while continuing to deliver for our shareholders."
This award is the latest step in focusing on a higher-margin, shareholder-focused business. In its first-quarter 2026 results, the Company reported gross margin expansion to 21.1%, up from 17.5% in the first-quarter of last year, driven by the planned wind-down of lower-margin legacy contracts and a deliberate shift toward higher-margin, recurring public sector work. Together with an organizational realignment expected to deliver more than $2.2 million in annual savings, these efforts helped narrow net loss to $2.1 million in the first quarter of 2026 from $5.1 million in the prior quarter. Contracts like this one, alongside recent acquisitions including Secuvant, reflect Cycurion's continued discipline in prioritizing higher-margin, recurring revenue opportunities in service of long-term shareholder value.
The engagement will draw on Cycurion's experience modernizing secure government systems. This capability set has grown with Cycurion's recent acquisition of Secuvant, LLC, completed on June 2, 2026, which added the Panoptic threat and vulnerability visibility platform and Cyber7 framework to Cycurion's technology stack. The addition strengthens Cycurion's continuous monitoring, risk prioritization, and managed detection and response capabilities across its public sector portfolio, complementing its existing ARx cybersecurity platform.
Cycurion also continues aggressively to pursue its ongoing investigation into potential market manipulation of its stock. Since issuing litigation hold letters to market makers and securities firms in April 2026 in connection with its litigation against ACCESS Newswire Inc. and related parties, the Company has continued to advance the matter. The Company will not sit idly by while others attempt to harm Cycurion and its shareholders. The Company remains committed to holding accountable any party found to have engaged in improper trading activity in its securities.

This award builds on Cycurion's recent string of public sector wins and reflects the Company's continued integration of its strategic acquisitions into a differentiated, full-spectrum public sector technology platform.
About Cycurion, Inc.
Based in McLean, Virginia, Cycurion (NASDAQ: CYCU) is a forward-thinking provider of IT cybersecurity solutions and AI, committed to delivering secure, reliable, and innovative services to clients worldwide. Specializing in cybersecurity, program management, and business continuity, Cycurion harnesses its AI-enhanced ARx platform and expert team to empower clients and safeguard their operations. Along with its subsidiaries, Axxum Technologies LLC, Cloudburst Security LLC, and Cycurion Innovation, Inc., Cycurion serves government, healthcare, and corporate clients committed to securing the digital future. For more information, visit www.cycurion.com.
Forward-Looking Statements
This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the operations and prospective growth of Cycurion’s business.
Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Such statements include, but are not limited to, statements regarding the total contract value and expected annual revenue associated with the contract award; the anticipated commencement of work under the contract; the Company’s ability to perform under the contract and to realize its anticipated benefits; the acceleration of the Company’s inorganic growth strategy; the continued execution on the Company’s backlog; and other statements that are not historical facts, including statements which may be accompanied by words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Cycurion and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, risks related to customer performance and satisfaction, contract modifications, and delays; the outcomes of the Company’s investigations, any potential legal proceedings, or the future performance of the Company’s stock. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed by Cycurion with the U.S. Securities and Exchange Commission. Cycurion anticipates that subsequent events and developments may cause its plans, intentions, and expectations to change. Cycurion assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Cycurion’s plans and expectations as of any subsequent date.
Cycurion Investor Relations:
(888) 341-6680
investors@cycurion.com
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media@cycurion.com

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